UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

January 20, 2005 (January 14, 2005)
Date of Report (Date of Earliest Event Reported)

LUMENIS LTD.
(Exact name of Registrant as Specified in Charter)

Israel	0-13012	N.A.

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 240, Yokneam, Israel	20692

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 972-4-959-9000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

        Set forth below is information concerning the resolution of certain claims, which were previously described in a Current Report on Form 8-K dated November 24, 2004, relating to the Distribution Agreement (the “Distribution Agreement”), dated December 31, 2001, between Lumenis Inc. (“Lumenis”) and Eclipse Medical, Ltd. (“Eclipse”). A copy of the original Distribution Agreement was filed as Exhibit 10.2 to Lumenis’ Quarterly Report on Form 10-Q for the quarter ended March 31, 2002.

        Eclipse and Lumenis recently entered into an Asset Purchase Agreement (the “Purchase Agreement”), with an effective date of January 1, 2005, in order to resolve each parties’ cross-default claim alleged under the Distribution Agreement as announced on November 24, 2004. Pursuant to the Purchase Agreement, the Distribution Agreement terminated on January 1, 2005 and Lumenis has agreed to purchase Eclipse’s Lumenis-related distribution business for a purchase price of $3 million. The purchase price will be satisfied through (i) the forgiveness by Lumenis of an existing loan due Lumenis from Eclipse with principal and accrued but unpaid interest aggregating approximately $1.28 million, and (ii) the payment by Lumenis to Eclipse of approximately $1.73 million in cash, $650,000 on January 31, 2005 and the remaining $1.07 million ratably over six quarters, with the first installment commencing on April 30, 2005. The Purchase Agreement also provides that Lumenis will (i) assume certain service, warranty and training commitments of Eclipse, with costs currently estimated at approximately $300,000, and (ii) retain the right to purchase any remaining Lumenis product inventory held by Eclipse in accordance with the terms set forth in the Purchase Agreement. In addition, the Purchase Agreement provides that Eclipse will be released from the non-competition clause of the Distribution Agreement effective May 1, 2005.

        As previously reported, Lumenis will immediately provide sales and service directly to customers in Eclipse’s former territory, comprising of Texas, Louisiana, Oklahoma and Arkansas. In light of this, Lumenis does not expect the termination of the Distribution Agreement to have a material adverse effect on future revenues related to sales in this region.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

10.1	Asset Purchase Agreement, dated as of January 1, 2005, by and between Lumenis Inc. and Eclipse Medical, Ltd. (A portion of this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portion.)

99.1	Press release dated January 17, 2005.

Signatures

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LUMENIS LTD. BY: /S/ Lauri Hanover —————————————— Lauri Hanover Chief Financial Officer

Dated: January 20, 2005

EXHIBIT INDEX

Exhibit No.	Description

10.1	Asset Purchase Agreement, dated as of January 1, 2005, by and between Lumenis Inc. and Eclipse Medical, Ltd. (A portion of this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portion.)

99.1	Press release dated January 17, 2005.